                                                                    EXHIBIT 23.2


            CONSENT OF INDEPENDENT PETROLEUM ENGINEERS AND GEOLOGISTS


As independent petroleum engineers and geologists, we hereby consent to the incorporation by reference in the Registration Statement on Form S-3 (333-108824) of KCS Energy, Inc. and the related Prospectus Supplement and the documents incorporated by reference in the Registration Statement on Form S-3 and the related Prospectus Supplement of KCS Energy, Inc. of the reserve information included in the context in which such information appears therein. We also consent to all references to our firm included in or made part of the Registration Statement on Form S-3 and related Prospectus Supplement, including under the heading "Experts."


                                        NETHERLAND, SEWELL & ASSOCIATES, INC.


                                        By: /s/ Frederic D. Sewell
                                           -------------------------------------
                                            Frederic D. Sewell
                                            Chairman and Chief Executive Officer


Dallas, Texas
November 21, 2003